Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM ANNOUNCES EARLY TERMINATION OF HSR ACT WAITING PERIOD IN CONNECTION WITH THE PROPOSED ACQUISITION BY STEINHOFF

HOUSTON, August 29, 2016 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (“Mattress Firm” or the “Company”) (NASDAQ: MFRM), the nation’s largest mattress retailer, announced that on August 26, 2016, the Company and Steinhoff International Holdings N.V. (“Steinhoff”) (FRANKFURT: SNH) received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the proposed acquisition of Mattress Firm by Steinhoff. The acquisition is expected to close by or around the end of the third calendar quarter, subject to satisfaction of a majority tender condition and other closing conditions.

Forward-looking Statements

This press release contains forward-looking statements regarding Mattress Firm, including, but not limited to, statements related to the anticipated consummation of the tender offer by Steinhoff for Mattress Firm common stock and the timing and benefits thereof, and estimated future financial results, regulatory submissions and performance of Mattress Firm’s business in mattresses and related products and accessories, as well as other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Steinhoff’s ability to complete the transaction on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions such as, without limitation, Mattress Firm stockholders not tendering shares in the tender offer; the possibility that competing offers will be made; that a material adverse effect occurs with respect to Mattress Firm;  disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the outcome of legal proceedings that may be instituted against Mattress Firm and/or others related to the proposed transaction and those other risks detailed under the caption “Risk Factors” and elsewhere in Mattress Firm’s U.S. Securities and Exchange Commission (“SEC”) filings and reports, including in Mattress Firm’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2016 and Annual Report on Form 10-K for the year ended February 2, 2016, which are filed with the SEC. Mattress Firm cautions investors not to place considerable reliance on the forward-looking statements contained in this communication. Mattress Firm undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Additional Information Regarding the Transaction and Where to Find It

The tender offer described here, is being made for the common stock, par value $0.01 per share, of Mattress Firm. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Mattress Firm stock. STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT OFFER ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Stockholders can obtain these documents free of charge from the SEC’s website at http://www.sec.gov, or from Mattress Firm upon written request to Secretary, Mattress Firm Holding Corp., 5815 Gulf Freeway, Houston, Texas 77023, telephone number (713) 923-1090 or from Mattress Firm’s website, http://ir.mattressfirm.com. Such materials filed by Steinhoff are also available for free at Steinhoff’s website, http://www.steinhoff.com.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: +1 713-923-1090 • Fax: +1 713-923-1096

About Steinhoff International Holdings N.V.

Steinhoff International Holdings N.V. (“Steinhoff”) is a leading retailer that manufactures, sources and retails furniture, household goods and clothing in Europe, Africa and Australasia.  Retail operations are positioned towards value conscious consumer segments, providing them with affordable products through a vertically integrated supply chain.  Steinhoff operates more than 40 brands through 6,500 stores.  Steinhoff employs over 100,000 people and has a presence in 30 countries worldwide.  Founded in 1964, the company is traded on the Frankfurt Stock Exchange (FSE) and Johannesburg Stock Exchange (JSE) and headquartered in South Africa.

About Mattress Firm Holding Corp.

With more than 3,500 company-operated and franchised stores across 48 states, Mattress Firm Holding Corp. (NASDAQ: MFRM) has the largest geographic footprint in the United States among multi-brand mattress retailers. Founded in 1986, Houston-based MFRM is the nation’s leading specialty bedding retailer with over $3.5 billion in pro forma sales in 2015. MFRM, through its brands including Mattress Firm, Sleepy’s and Sleep Train, offers a broad selection of both traditional and specialty mattresses, bedding accessories and other related products. More information is available at www.mattressfirm.com. The Company’s website is not part of this release.

Steinhoff Contact:

Mariza Nel

Director, Corporate Services (Investor Relations)

+27 (0)21 808 0711

Mattress Firm Investor Relations Contact:

Scott McKinney

Vice President of Investor Relations

ir@MattressFirm.com

+1 713-328-3417

Mattress Firm Media Contact:

Erica Martinez, Jackson Spalding

emartinez@jacksonspalding.com

+1 214-269-4404